UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      October 10, 2005
                                                       (July 25, 2005)
                                                 -----------------------------

                       Innovative Card Technologies, Inc.

             (Exact name of registrant as specified in its charter)


           Delaware                      000-51260                14-1861651
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 (State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


 11601 Wilshire Boulevard, Suite 2160, Los Angeles CA            90025
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       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (310) 312-0700
                                                    ----------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2005, Innovative Card Technologies, Inc. (the "Company" or "InCard") entered into a mutually exclusive agreement with SmartDisplayer Technology Co., a Taiwanese company ("SD") that manufactures Electronic Paper Modules (EPM) (the "Agreement").

Under the terms of the Agreement, both parties agree to:

Mutual Exclusivity: SD commits that InCard is the only party it will sell EPM for use in the Exclusive Field based on minimums purchase quantities by InCard. InCard commits that SD is the exclusive supplier of displays for Powered Cards in the Exclusive Field as long as another supplier's product is the same as or better quality and cost less than SD's for a display with the same size and same number of digits. Exclusive Field is understood to mean powered payment (credit, debit, and gift) cards and other powered cards issued for authentication, validation, or identification purposes that are issued under the auspices of or endorsed by Visa, MasterCard, JCB, American Express, Europay, Carte Blanche, and Diners Club.

SD commits to meeting minimum monthly and annually production capabilities for the following 36 months and going forward and InCard commits to placing monthly non-refundable purchase orders. InCard will place 20% down payment within 7 days after purchase order is confirmed and the remainder to be paid within 7 days after InCard's inspection in SD's factory and before shipping subject to SD's invoice.

The term of contract is for three (3) years and can be renewed upon mutual written agreements of the parties. InCard has right to terminate agreement if the Commitment Date is not observed by September 30, 2005. Either party may immediately terminate Agreement at any time for cause in the event of any incurable material breach of this Agreement by the other party or in the event the other party files (or has filed or has filed against it) any bankruptcy, insolvency, or receivership proceeding. If material breach can be cured, other party must cure within 90 days. If material breach is not cured within 90 days of written notice, Agreement shall terminate as set forth in the written notice of material breach. If not cured within 30 days of the written notice, the Agreement shall terminate.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Innovative Card Technologies, Inc.
                                              ----------------------------------
                                                        (Registrant)

Date       October 10, 2005
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                                         By:  /s/ Bennet Lientz, Jr.
                                              ----------------------------------
                                        Name  Bennet Lientz, Jr.
                                              ----------------------------------
                                      Title:  Chief Financial Officer
                                              ----------------------------------